UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 17, 2008

INTERSECTIONS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50580 (Commission File Number)	54-1956515 (IRS Employer Identification No.)

14901 Bogle Drive

Chantilly, Virginia 20151

(Address of Principal Executive Offices) (Zip Code)

(703)  488-6100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 17, 2008, the Executive Committee of the Board of Directors of the Company, based on the recommendation of the Compensation Committee, approved a variety of actions relating to the compensation of certain executive officers.

2007 Bonus Awards

The Executive Committee approved bonus awards for certain executive officers for fiscal year 2007 in accordance with the annual management bonus plan previously approved by the Compensation Committee and the Board of Directors. The bonus awards were in the following amounts:

Executive Officer	2007 Bonus Amount
Michael Stanfield Chairman and CEO	$412,800
Neal Dittersdorf Chief Legal Officer	$178,360
George Tsantes Executive Vice President	$178,360
Steven Schwartz Executive Vice President	$143,325
Madalyn Behneman Principal Financial Officer	$81,000

2008 Salary Increases

The Executive Committee approved an increase in base salaries effective January 1, 2008 for certain executive officers, in the following amounts:

Executive Officer	2008 Base Salary
Michael Stanfield	$420,000
Neal Dittersdorf	$294,000
George Tsantes	$294,000
Steven Schwartz	$248,000
Madalyn Behneman	$220,000

One-Time Special Bonus and Special Option Grant In Lieu of 2008 Cash Bonuses

In addition, the Executive Committee determined to eliminate cash bonuses for the executive officers and other senior management for fiscal year 2008 and, in lieu thereof, approved a one-time special cash bonus award and a one-time special stock option grant for certain executive officers for fiscal year 2008. The one-time special cash bonus award and special option grants were in the following amounts:

Executive Officer	Special Bonus (to be paid in cash)[1]	Special Option Grant[2]
Michael Stanfield	$151,200	142,306
Neal Dittersdorf	$ 61,740	58,108
George Tsantes	$ 61,740	58,108
Steven Schwartz	$ 52,093	49,029
Madalyn Behneman	$ 33,008	31,067

1 The Board approved a special bonus that will be paid in cash to each executive officer in four equal installments at the end of each quarter, assuming such executive officer is employed by Intersections as of such date. This special bonus is not intended to be a salary increase for future years, but rather is intended to compensate each executive officer on a one-time basis for 2008.

2 The options vest in four equal annual installments beginning in January 2009; provided, that upon termination without cause of an executive officer, if such termination or resignation occurs (a) within 18-months of the award, 50% of the outstanding options held by such officer under this grant will vest, and (b) thereafter, 100% of the outstanding options will vest.

2008 Annual Equity Awards

The Executive Committee also approved an annual grant of stock options and restricted stock units (RSUs) under the Company’s 2006 Stock Incentive Plan to certain executive officers, in the following amounts:

Executive Officer	Annual Option Grant[3]	Annual RSU Grant[4]
Michael Stanfield	50,000	35,000
Neal Dittersdorf	20,000	15,000
George Tsantes	20,000	15,000
Steven Schwartz	20,000	10,000
Madalyn Behneman	10,000	5,000

3 The options vest in four equal annual installments beginning in January 2009.

4 Each RSU represents a contingent right to receive one share of Intersections’s common stock or, at Intersections’s option, cash or a combination of the two. The RSUs vest in four equal annual installments beginning in January 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 24, 2008

INTERSECTIONS INC.

By:	/s/ Madalyn Behneman
Name: Madalyn Behneman
Title: Principal Financial Officer